SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13950 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 8, 2007, Chelsea Therapeutics International, Ltd. issued a press release announcing it had completed its previously announced registered direct offering of approximately 7.4 million shares of common stock at a price $6.62 per share for gross proceeds of $48.9 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 12, 2007, Chelsea Therapeutics International, Ltd. issued a press release announcing that the U.S. Food and Drug Administration (FDA) has accepted its Investigational New Drug (IND) application for Droxidopa, an orally active synthetic precursor of norepinephrine currently approved and marketed in Japan for the treatment of orthostatic hypotension. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document
99.1	Press release dated November 8, 2007.

99.2	Press release dated November 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: November 14, 2007	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer